                              LETTER OF TRANSMITTAL

                                    REGARDING
                       LIMITED LIABILITY COMPANY INTERESTS
                                       IN

              GROSVENOR REGISTERED MULTI-STRATEGY MASTER FUND, LLC

                   TENDERED PURSUANT TO THE OFFER TO PURCHASE
                            DATED SEPTEMBER 29, 2010

                   THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
                   AT, AND THIS LETTER OF TRANSMITTAL MUST BE
                   RECEIVED BY, 12:00 MIDNIGHT, EASTERN TIME,
          ON WEDNESDAY, OCTOBER 27, 2010, UNLESS THE OFFER IS EXTENDED.

       COMPLETE THIS LETTER OF TRANSMITTAL AND RETURN BY MAIL OR EMAIL TO:

                                    BY MAIL:
                                 Bank of America
                                Attn: Bonnie Moy
                               100 Federal Street
                                  MA5-100-06-05
                                 Boston MA 02110

                              Phone: (866) 921-7951

                                    BY EMAIL:
                             aiclientservice@ml.com
   Please include the words "Grosvenor Tender Documents" in the subject line.

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              GROSVENOR REGISTERED MULTI-STRATEGY MASTER FUND, LLC

Ladies and Gentlemen:

The undersigned hereby tenders to Grosvenor Registered Multi-Strategy Master Fund, LLC, a closed-end, diversified, management investment company organized under the laws of the State of Delaware (the "Fund"), the limited liability company interest (hereinafter the "Interest" or "Interests" as the context requires) in the Fund or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase dated September 29, 2010 ("Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer"). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Interest in the Fund or portion thereof tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Interest or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by the Fund. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Interests in the Fund or portions thereof tendered hereby. The undersigned recognizes that, if the Offer is oversubscribed, not all the undersigned's Interests in the Fund will be purchased.

The undersigned acknowledges that this Letter of Transmittal must be received by the Fund's investment adviser, Bank of America Capital Advisors LLC (the "Adviser"), BY MAIL or EMAIL by 12:00 midnight, Eastern Time, on October 27, 2010, and that the method of delivery of any document is at the election and the complete risk of the undersigned, including, but not limited to, the failure of the Adviser, to receive any Letter of Transmittal or other document. PLEASE NOTE THAT LETTERS OF TRANSMITTAL ARE NO LONGER BEING ACCEPTED BY FAX TRANSMISSION.

A non-transferable, non-interest bearing promissory note for the purchase price will be paid to the undersigned if the Fund accepts for purchase the Interest or portion thereof tendered hereby. The undersigned acknowledges that the promissory note will be held for the undersigned by BNY Mellon Investment Servicing (US) Inc., the Fund's administrator. The cash payment(s) of the purchase price for the Interest or portion thereof tendered by the undersigned and accepted for purchase by the Fund will be made by transfer of the funds to the undersigned's account at Bank of America, N.A. or an affiliated bank, (collectively "Bank of America"), or wired to the undersigned's bank account if the undersigned does not have a Bank of America account, as described in Section 7 of the Offer. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such cash payment from the account, the institution at which the account is held may subject such withdrawal to any fees that it would customarily assess upon the withdrawal of cash from such account. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Fund's Board of Directors.

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              GROSVENOR REGISTERED MULTI-STRATEGY MASTER FUND, LLC

If 95% or more of the undersigned's Interest is tendered and accepted for purchase, the promissory note will also provide for a contingent payment portion of the purchase price, if any, as described in Section 7 of the Offer to Purchase. Any contingent payment of cash due pursuant to a note will also be made by wire transfer to the undersigned's account. The undersigned recognizes that the amount of the purchase price for Interests will be based on the unaudited net asset value of the Fund as of September 30, 2010 (the "Valuation Date"), subject to an extension of the Offer as described in Section 8 of the Offer to Purchase. The contingent payment portion of the purchase price, if any, will be made within 120 days of the Valuation Date.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 6 of the Offer to Purchase, this tender is irrevocable.

IF YOU DO NOT WANT TO SELL YOUR INTERESTS AT THIS TIME, PLEASE DISREGARD THIS NOTICE. THIS IS SIMPLY NOTIFICATION OF THE FUND'S TENDER OFFER. IF YOU DECIDE TO TENDER, YOU ARE RESPONSIBLE FOR CONFIRMING THAT THE ADVISER HAS RECEIVED YOUR DOCUMENTS.

              GROSVENOR REGISTERED MULTI-STRATEGY MASTER FUND, LLC

PLEASE MAIL TO:   Bank of America
                  Attn: Bonnie Moy
                  100 Federal Street
                  MA5-100-06-05
                  Boston MA 02110

                  Phone:  1-866-921-7951

OR

PLEASE EMAIL TO: aiclientservice@ml.com. Please include the words "Grosvenor Tender Documents" in the subject line.

PART 1. NAME:

Name of Investor:_______________________________________________________________

Address of Investor: ___________________________________________________________

________________________________________________________________________________

Phone Number #: _____________________________       Date: ______________________

Bank of America Account # (where applicable): __________________________________

Bank of America Officer: _______________________________________________________

E-mail Address for Confirmation of Receipt: ________________________

PART 2. AMOUNT OF LIMITED LIABILITY COMPANY INTEREST IN THE FUND TO BE TENDERED:

Please check one:

[ ]  Entire limited liability company interest

[ ] Portion of limited liability company interest expressed as specific dollar value: $ ____________________

     Partial tenders are subject to maintenance of a minimum limited liability company interest of at least $50,000. The undersigned understands that if the undersigned tenders an amount that would cause the undersigned's capital account balance to fall below $50,000, the Fund reserves the right to reduce the amount to be purchased from the undersigned so a minimum $50,000 capital account balance is maintained.

PART 3. PAYMENT:

The promissory note for the purchase price will be held for you by BNY Mellon Investment Servicing (US) Inc., the Fund's administrator.

BANK OF AMERICA ACCOUNT HOLDERS

Cash payments will be deposited to the undersigned's account at Bank of America. The undersigned hereby represents and warrants that the undersigned understands that, for cash payments deposited to the undersigned's account, upon a withdrawal of such cash payment from such account, Bank of America may impose such fees as it would customarily assess upon the withdrawal of cash from such account.

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              GROSVENOR REGISTERED MULTI-STRATEGY MASTER FUND, LLC

NON-BANK OF AMERICA ACCOUNT HOLDERS

Please provide the client name and account information to which cash payments will be distributed.

     WIRE INSTRUCTIONS: Institution: ___________________________________________

                        ABA Number: ____________________________________________

                        Account Number: ________________________________________

                        Account Name: __________________________________________

                        For Further Credit Name: _______________________________

                        For Further Credit Account Number: _____________________

                        Reference Information: Grosvenor Registered
                        Multi-Strategy Master Fund, LLC

PART 4. SIGNATURE(S):

FOR INDIVIDUAL INVESTORS (INCLUDING SPOUSES INVESTED JOINTLY):


--------------------------------------   ---------------------------------------
Signature of Investor(s) or Authorized   Signature of Investor(s) or Authorized
Person(s)                                Person(s)


--------------------------------------   ---------------------------------------
Name of Signatory                        Name of Signatory
(please print)                           (please print)


--------------------------------------   ---------------------------------------
Title of Authorized Person               Title of Authorized Person
(please print)                           (please print)

FOR ENTITY INVESTORS (E.G., TRUSTS, ENDOWMENTS, FOUNDATIONS, CORPORATIONS, AND PARTNERSHIPS):


--------------------------------------   ---------------------------------------
Signature of Investor(s) or Authorized   Signature of Investor(s) or Authorized
Person(s)                                Person(s)


--------------------------------------   ---------------------------------------
Name of Signatory                        Name of Signatory
(please print)                           (please print)


--------------------------------------   ---------------------------------------
Title of Authorized Person               Title of Authorized Person
(please print)                           (please print)


--------------------------------------   ---------------------------------------
Signature of Investor(s) or Authorized   Signature of Investor(s) or Authorized
Person(s)                                Person(s)


--------------------------------------   ---------------------------------------
Name of Signatory                        Name of Signatory
(please print)                           (please print)


--------------------------------------   ---------------------------------------
Title of Authorized Person               Title of Authorized Person
(please print)                           (please print)